Exhibit 10.2.78
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of 2 March 2011, among BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 6, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”), the affiliates of the Issuer as set out in Schedule 1 hereto (the “New Senior Note Guarantors”) and The Bank of New York Mellon (formerly The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 8% Senior Notes due 2016 (the “Securities”), initially in the aggregate principal amount of €480,000,000;
     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Senior Note Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Senior Note Guarantors shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Senior Note Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the New Senior Note Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. Each of the New Senior Note Guarantors hereby agrees, jointly and severally with all existing Senior Note Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Senior Note Guarantor under the Indenture (the “Senior Note Guarantee”).
     3. Limitation on Guarantee.
     (a) None of the New Senior Note Guarantors shall be liable to pay any amount to the extent that any liability or obligation under the Senior Note Guarantee would result in a violation of, or give rise to directors’ personal liability (with respect to each New Senior Note Guarantor or its shareholders) under, mandatory German capital maintenance rules (Kapitalerhaltunsgvorschriften) pursuant to German company law, in particular Sections 30 et seq. and Section 64 of the German Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 57, 71 and 71a of the German Stock Corporation Act (Aktiengesetz) (the “German Capital Maintenance Rules”). To the extent that any liability or obligation of any New Senior Note Guarantor under the Senior Note Guarantee violates or contradicts German Capital Maintenance Rules or gives rise to directors’ personal liability, such liability or obligation shall be deemed replaced by a liability or obligation of a similar nature compliant with German Capital Maintenance Rules, which provides the best possible result (within the limits of German Capital Maintenance Rules) in favour of the Holders and the Trustee and their respective successors and assigns.
     (b) The Senior Note Guarantee shall further not be enforced to the extent that any New Senior Note Guarantor demonstrates in reasonable detail that such enforcement would lead to a breach of the duty of care owing by its shareholders to it (Gebot der Rücksichtnahme auf die Eigenbelange der Gesellschaft) and/or of the prohibition of insolvency-causing intervention (Verbot des existenzvernichtenden Eingriffs), as developed by the jurisdiction (in particular BGH II ZR 178/99 Bremer “Vulkan”, BGH ZR 196/00 and BGH II ZR 300/00 “KBV” and BGH II ZR 3/04 “Trihotel”) of the Federal Supreme Court (Bundesgerichtshof), caused for example, as far as this would be within the scope of the cited court rulings, if the entering into the Senior Note Guarantee or its enforcement results in the illiquidity (Zahlungsunfähigkeit) of any New Senior Note Guarantor.

     (c) The Trustee shall be obliged to retransfer proceeds from any enforcement of the Senior Note Guarantee to the extent any New Senior Note Guarantor demonstrates in reasonable detail that the enforcement was excluded pursuant to paragraphs (a) or (b) above.
     4. Notices. All notices or other communications to the New Senior Note Guarantors shall be given as provided in Section 13.02 of the Indenture.
     5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     7. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Senior Note Guarantors. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

Exhibit 10.2.78
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PACTIV HAMBURG HOLDINGS GMBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorised Signatory

PACTIV DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorised Signatory

OMNI-PAC EKCO GMBH VERPACKUNGSMITTEL
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorised Signatory

OMNI-PAC GMBH VERPACKUNGSMITTEL
By:	/s/ Karen Mower
	Name:	Karen Mower
	Title:	Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
By:	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorised Signatory

Signature Page — 2007 Senior Notes Supplemental Indenture — Pactiv German Guarantors

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

Signature Page — 2007 Senior Notes Supplemental Indenture — Pactiv German Guarantors

Exhibit 10.2.78
Schedule 1
1.	Pactiv Hamburg Holdings GmbH, with its registered seat in Hamburg, registered with the commercial register of the Local Court of Hamburg under HRB 106481.

2.	Pactiv Deutschland Holdinggesellschaft mbH, with its registered seat in Hamburg, registered with the commercial register of the Local Court of Hamburg under HRB 71774.

3.	Omni-Pac Ekco GmbH Verpackungsmittel, with its registered seat in Hamburg, registered with the commercial register of the Local Court of Hamburg under HRB 102663.

4.	Omni-Pac GmbH Verpackungsmittel, with its registered seat in Elsfleth, registered with the commercial register of the Local Court of Oldenburg under HRB 201738.